UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

Cartesian, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Cartesian, Inc. (the “Company”) held its annual meeting of stockholders on June 7, 2016. At the meeting, the Company's stockholders voted on three proposals and cast their votes as described below. The proposals are described in the proxy statement for this meeting (the “Proxy Statement”).

Proposal 1

At the meeting, the stockholders elected Robert J. Currey, Donald J. Tringali, Thomas A. Williams, Micky K. Woo and Peter H. Woodward to serve as directors for a term of one year expiring at the 2017 annual meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal. The tabulation of votes with respect to the election of directors was as follows:

Name	For	Withheld	Broker Non-Votes
Robert J. Currey	3,597,750	786,410	2,728,823
Donald J. Tringali	4,179,231	204,929	2,728,823
Thomas A. Williams	4,179,231	204,929	2,728,823
Micky K. Woo	3,256,482	1,127,678	2,728,823
Peter H. Woodward	3,485,546	898,614	2,728,823

Proposal 2

At the meeting, the stockholders approved on an advisory basis the compensation of the Company's named executive officers as set forth in the Proxy Statement. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
3,629,822	753,438	900	2,728,823

Proposal 3

At the meeting, the stockholders approved the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
7,109,948	1,700	1,335	–

Item 8.01	Other Events

On June 7, 2016, the Board of Directors of the Company (the “Board”) authorized an amendment to the Company’s previously-announced stock repurchase program to extend the program through June 30, 2017. The program was initially authorized in February 2014 and was extended in June 2015. The program authorizes the Company to repurchase up to $2 million in shares of its common stock, of which approximately $1.8 million remains available under the extended program. Under the program, repurchases may be made by the Company from time to time in the open market or through privately negotiated transactions depending on market conditions, share price and other factors. The stock repurchase program may be modified or discontinued at any time by the Board.

The Company expects to fund repurchases through cash on hand, future cash flow from operations and future borrowings. In order to facilitate repurchases, the Company may enter into a Rule 10b5-1 plan, which permits stock repurchases when the Company might otherwise be precluded from doing so under insider trading laws or because of self-imposed trading blackout period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ John C. Ferrara
John C. Ferrara Chief Financial Officer

Date: June 8, 2016